UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 22, 2023

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	PACW	The Nasdaq Stock Market, LLC

Depositary Shares, each representing a 1/40th interest in a share of 7.75% fixed rate reset non-cumulative perpetual preferred stock, Series A	PACWP	The Nasdaq Stock Market, LLC
(Title of Each Class)	(Trading Symbol)	(Name of Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Consistent with the previously announced strategy of PacWest Bancorp to pursue strategic asset sales and focus on our core community banking business, our bank subsidiary, Pacific Western Bank (the “Bank”), has entered into a purchase agreement to sell a portfolio of Lender Finance loans (the “Portfolio”) with an aggregate commitment amount of $3.54 billion, including an aggregate outstanding principal balance of $2.21 billion, to certain Alternative Credit strategy funds managed by Ares Management Corporation (“Ares”), a leading global alternative investment manager.

The first tranche closed on June 22, 2023, with Ares acquiring an aggregate outstanding principal balance of $2.07 billion and assuming $187.14 million of the $1.33 billion unfunded commitment in the Portfolio, resulting in cash proceeds received of $2.01 billion before transaction costs. Additional tranches are currently expected to close in future periods as unfunded commitments are disbursed and then subsequently sold. The sale of the remainder of the Portfolio is subject to customary closing conditions, including the Bank securing certain consents required under certain of the underlying loan and related agreements.

This sale, in addition to the approximately $2.36 billion of cash proceeds received from the previously closed sale of National Construction loans, will improve our liquidity and our capital ratios.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” about PacWest Bancorp and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, and projections and including statements about our expectations regarding our liquidity, liquidity ratios, capital, capital ratios, profitability, loans, cash and our strategic plan. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Such statements are based on information available at the time of this report and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission. All forward-looking statements in this report are based on information available at the time the statement is made. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: June 26, 2023	By:	/s/ Kevin L. Thompson
		Name:	Kevin L. Thompson
		Title:	Executive Vice President, Chief Financial Officer

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